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                                                                      EXHIBIT 11

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                             CHAPARRAL STEEL COMPANY

                                                                  Year Ended May 31,
                                                          -----------------------------------
                                                           1996          1995          1994
                                                          -------       -------       -------
                                                            (In thousands except per share)
AVERAGE SHARES OUTSTANDING:
   For 1996, 1995 and 1994, weighted average shares
      outstanding .................................        29,278        29,680        29,680
                                                          =======       =======       =======

Primary:
   Average shares outstanding .....................        29,278        29,680        29,680
   Stock options and other equivalents
      treasury stock method .......................           265            42            41
                                                          -------       -------       -------
                           TOTALS                          29,543        29,722        29,721

Fully diluted:
   Average shares outstanding .....................        29,278        29,680        29,680
   Stock options and other equivalents
      treasury stock method .......................           287            42            49
                                                          -------       -------       -------
                           TOTALS                          29,565        29,722        29,729

INCOME APPLICABLE TO COMMON STOCK:
   Primary and fully diluted:
      NET INCOME ..................................       $41,977       $19,607       $11,919
         Add:
             Pre-September 1990 contingent
               amortization .......................           233           233           233
                                                          -------       -------       -------

NET INCOME APPLICABLE TO COMMON STOCK .............       $42,210       $19,840       $12,152
                                                          =======       =======       =======



PRIMARY AND FULLY DILUTED:

NET INCOME PER COMMON SHARE .......................       $  1.43       $   .67       $   .41
                                                          =======       =======       =======



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